UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2009

NEUROBIOLOGICAL TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-23280	94-3049219
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On May 29, 2009, Neurobiological Technologies, Inc. (the “Company”) and ICON Clinical Research Limited (“ICON”) mutually agreed to terminate the Master Clinical Services Agreement dated January 16, 2007 (the “Agreement”) and all work orders and change orders related to the Agreement. The Company and ICON entered into a Termination Agreement to Master Clinical Services Agreement and Work Order No. 1 and 2, effective as of May 29, 2009 (the “Termination Agreement”). The Company agreed to make a final payment to ICON in settlement of all unpaid costs incurred by ICON and the termination of ICON’s services.

A complete copy of the Termination Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the terms of the Termination Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Termination Agreement to Master Clinical Services Agreement and Work Order No. 1 and 2, dated May 29, 2009, between Neurobiological Technologies, Inc. and ICON Clinical Research Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 2, 2009

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:   /s/ Matthew M. Loar
      Matthew M. Loar
      Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Termination Agreement to Master Clinical Services Agreement and Work Order No. 1 and 2, dated May 29, 2009, between Neurobiological Technologies, Inc. and ICON Clinical Research Limited